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                                                                    EXHIBIT 10.2

                       CONTINGENT STOCK PURCHASE AGREEMENT

        This CONTINGENT STOCK PURCHASE AGREEMENT ("Contingent Agreement") was entered into on December 11, 1997, by Watson General Corporation ("Watson"), a publicly traded California corporation and Environmental Systems Corporation ("ESC"), a Tennessee corporation.

                                   WITNESSETH

        WHEREAS, this Contingent Agreement has been entered into contemporaneously with the PRIMARY STOCK PURCHASE AGREEMENT ("Primary Agreement") between Watson and James B. Grant on the one hand and between Watson and Erica Bengtson for the purchase by Watson of all of their common stock of Advanced Tank Certification, Inc. ("ATC"). ATC is a Tennessee corporation;

        WHEREAS, this Contingent Agreement is wholly contingent upon the Primary Agreement being executed and performed. Otherwise, this Contingent Agreement shall be invalid, non-binding, unenforceable, and of no consequence;

        WHEREAS, ESC owns exactly eight hundred and seventy (870.0) shares, no more and no less, of the common stock of ATC;

        WHEREAS, the eight hundred and seventy (870) shares of the common stock of ATC owned by ESC comprise eight and six thousand and thirty-five ten thousandths (8.6035) per cent (%) of the total of ten thousand, one hundred and twelve and one-tenth (10,112.1) shares of ATC stock which have been issued;

        WHEREAS, Watson desires to purchase all of said eight hundred and seventy (870) of said shares of common stock of ATC from ESC upon the terms and subject to the conditions


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hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, agreements and conditions contained herein, Watson and ESC hereby agree as follows:

                                    ARTICLE I

                                Purchase and Sale

        Section 1.1. The Sale. Upon the terms and subject to the conditions of this Contingent Agreement, at the Closing (as defined in Article II), ESC will sell, assign, transfer, and deliver its eight hundred and seventy (870) shares of the stock of ATC to Watson.

        Section 1.2. Purchase Price. The total purchase price for all of the common stock of ATC shall be $3,300,000.00. The purchase price to be paid to ESC for its eight and six thousand and thirty-five ten thousandths per cent (8.6035%) of the total of issued ATC stock shall be eight and six thousand and thirty-five ten thousandths per cent (8.6035%) of the total purchase price ($3,300,000.00), viz., $283,915.78. THE $283,915.78 shall be paid to ESC by
Watson at Closing by wire transfer in immediately available funds to an account designated in writing by ESC at or before Closing.

                                   ARTICLE II

                                     Closing

        The closing of the transactions contemplated hereby (the "Closing") shall occur at such time, date and location as mutually agreed to by Watson, ESC, and the parties to the Primary Agreement (but in no event later than 11:00 a.m., December 15, 1997).

                                   ARTICLE III

                      Representation and Warranties of ESC


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        Section 3.1. Organization and Good Standing of ESC. ESC is a Tennessee
corporation duly organized, validly existing and in good standing under the laws of Tennessee and has full corporate power and authority to sell its previously referenced eight hundred and seventy (870) shares of ATC stock to Watson.

        Section 3.2. Authorization. ESC has full corporate power and authority under its certificate or articles of incorporation and by-laws, and all necessary corporate action has been taken to authorize it to execute and deliver this Contingent Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it. This Contingent Agreement constitutes a valid and binding obligation on ESC enforceable against ESC in accordance with the terms of this Contingent Agreement, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

        Section 3.3. Non-Contravention. The execution and delivery of this Contingent Agreement or any documents executed in connection herewith, the consummation of the transaction contemplated herein or therein will not violate conflict with, result in breach of or require notice or consent under any applicable law, the charter or by-laws of ESC or any provision of any agreement or instrument to which ESC s a party or result in the creation of any lien or other encumbrance upon the eight hundred and seventy (870) shares of ATC stock which are the subject of this Contingent Agreement. No consent, approval exemption, authorization or other action of, or notice to or filing with, any third party, court or administrative or other governmental or regulatory body is required of ESC to execute, deliver or perform this Contingent Agreement and to consummate the transactions contemplated herein and to take all


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actions required to be taken by ESC pursuant to the provisions hereof.

        Section 3.4. Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Contingent Agreement or any action take or contemplated by ESC in connection with this Contingent Agreement.

        Section 3.5. Successors and Assigns. This Contingent Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder.

        Section 3.6. Broker Involvement. ESC has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Contingent Agreement.

        Section 3.7. Expenses. ESC shall pay its expenses, including the fees and disbursements of its respective counsel in connection with the negotiation, preparation and execution of this Contingent Agreement and the consummation of the transactions contemplated herein.

        Section 3.8. Title to Shares. ESC owns the previously referenced eight hundred and seventy (870) shares, which represent 8.6035% of the outstanding shares of ATC stock, beneficially and of record, free and clear of all liens, and such shares are not, or will not be prior to Closing, subject to any agreements or understandings with respect to the voting or transfer of any of the shares. There are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding on ESC to sell or otherwise dispose of any security of or equity interest in its previously reference eight hundred and seventy (870) shares of ATC stock. ESC has the requisite legal right to sell, assign and transfer the ATC shares


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owned by ESC to Watson and will upon delivery of a certificate or certificates representing such shares to Watson pursuant to the terms hereof, transfer to Watson title to such shares, free and clear of any liens.

        Section 3.9. Non-Use of Confidential Information. ESC is not in possession of any confidential or proprietary information of ATC, and agrees not to use any such information.

                                   ARTICLE IV

                                Entire Agreement

        This Contingent Agreement constitutes the entire agreement between Watson and ESC and supersedes any prior oral or written agreements with respect to the subject matter hereof, any may not be modified, amended or terminated except by a written instrument specifically referring to this Contingent Agreement signed by all the parties hereto.

                                    ARTICLE V

                              Waivers and Consents

        All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

                                   ARTICLE VI

                                     Notices

        All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (a) personally delivered
(b) if mailed, on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail, return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice) or (c) delivered by overnight courier or facsimile:


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               IF TO WATSON, TO:

               Watson General Corporation
               c/o USTMAN Industries, Inc.
               12265 West Bayaud Avenue
               Suite 110
               Lakewood, CO 80228
               Attention: President

               IF TO ESC, TO:

               Environmental Systems Corporation
               200 Tech Center Drive
               Knoxville, TN 37912
               Attention: President

IN WITNESS WHEREOF, the parties hereto have executed this Contingent Agreement on the date first above written.

WATSON GENERAL CORPORATION

By:
   -----------------------------------
        Dan R. Cook President


ENVIRONMENTAL SYSTEMS CORPORATION

By:
   -----------------------------------
        Mark J. Margetts President,
        Chief Executive Officer and
        Chairman of the Board of Directors